Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	FOR RELEASE: October 27, 2003

KILROY REALTY CORPORATION REPORTS

HIGHER THIRD QUARTER NET INCOME

PEREGRINE SYSTEMS PAYMENT ADDS

48 CENTS PER SHARE TO FFO IN QUARTER

LOS ANGELES, October 27, 2003 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2003, with net income of $20.0 million, or $0.72 per share, compared to $7.9 million, or $0.28 per share in the third quarter of 2002. Revenues from continuing operations in the third quarter totaled $70.1 million, up from $50.0 million in the year-earlier period.

For the first nine months of 2003, KRC reported net income of $44.3 million, or $1.61 per share, compared to $26.3 million, or $0.95 per share, in the first nine months of 2002. Revenues from continuing operations in the nine-month period totaled $173.9 million, up from $151.4 million in the same period of 2002.

KRC’s funds from operations (FFO) in the third quarter totaled $37.5 million, or $1.17 per share, compared to $23.2 million, or $0.72 per share, in the prior year’s third quarter. For the first nine months of 2003, FFO totaled $88.7 million, or $2.79 per share, compared to $73.7 million, or $2.33 per share, in the same period of 2002.

All per-share amounts in this report are presented on a diluted basis.

As initially reported in July 2003, KRC received approximately $18.3 million during the third quarter from Peregrine Systems, Inc., as part of a total of $21.3 million the company will ultimately receive in a settlement over claims arising from Peregrine

Systems’ bankruptcy filing in September 2002. As a result of the payment, KRC’s third-quarter FFO was increased by $15.4 million or $0.48 per share, while its nine-month FFO was increased by $17.9 million or $0.56 per share.

During the third quarter, KRC added three office properties and one life science property totaling approximately 404,000 square feet of space to the company’s stabilized portfolio. The properties, located in Los Angeles, Orange County and San Diego, are 69% committed. Overall, KRC’s stabilized portfolio was approximately 90% occupied at the end of the third quarter.

Within its committed development program, KRC has one property in lease-up totaling approximately 209,000 square feet of space, and two properties undergoing redevelopment totaling approximately 316,000 square feet. This committed development pipeline represents a total estimated investment of approximately $144 million, of which $111 million has been spent to date. The three properties are currently 33% leased.

Earnings guidance will be discussed by KRC management during the company’s October 28 earnings conference call. The call will begin at 11:00 am PST and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 915-4836. A replay of the conference call will be available via phone through November 5, 2003 at (800) 428-6051, reservation #304653 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include El Segundo and coastal San Diego. At September 30, 2003, the company owned 7.3 million square feet of commercial office space and 4.9 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Revenues from continuing operations	$70,052	$50,008	$173,945	$151,371

Revenues including discontinued operations	$70,105	$52,458	$175,882	$159,177

Net income available to common stockholders (1)	$20,039	$7,885	$44,325	$26,349

Weighted average common shares outstanding—basic	27,584	27,623	27,387	27,449
Weighted average common shares outstanding—diluted	27,801	27,839	27,593	27,733

Net income per share of common stock—basic	$0.73	$0.29	$1.62	$0.96
Net income per share of common stock—diluted	$0.72	$0.28	$1.61	$0.95

Funds From Operations (2)	$37,473	$23,170	$88,684	$73,680

Weighted average common shares/units outstanding—basic (3)	31,799	31,918	31,609	31,360
Weighted average common shares/units outstanding—diluted (3)	32,015	32,134	31,816	31,644

Funds From Operations per common share/unit—basic (3)	$1.18	$0.73	$2.81	$2.35
Funds From Operations per common share/unit—diluted (3)	$1.17	$0.72	$2.79	$2.33

Common shares outstanding at end of period			28,029	27,928
Common partnership units outstanding at end of period			4,214	4,237

Total common shares and units outstanding at end of period			32,243	32,165

			September 30, 2003	September 30, 2002
Stabilized portfolio occupancy rates:
Los Angeles			81.0%	86.3%
Orange County			94.5%	97.1%
San Diego			91.5%	93.3%
Other			95.9%	98.3%

Weighted average total			89.8%	93.1%

Total square feet of stabilized properties owned at end of period:
Office			7,317	7,606
Industrial			4,877	5,193

Total			12,194	12,799

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations included at page 4.
(3)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2003	December 31, 2002
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$289,730	$288,228
Buildings and improvements, net	1,291,698	1,289,525
Undeveloped land and construction in progress, net	125,792	108,465

Total investment in real estate	1,707,220	1,686,218
Accumulated depreciation and amortization	(308,640)	(278,503)

Investment in real estate, net	1,398,580	1,407,715
Cash and cash equivalents	16,078	15,777
Restricted cash	8,797	6,814
Current receivables, net	2,424	3,074
Deferred rent receivables, net	34,014	29,466
Deferred leasing costs, net	35,703	31,427
Deferred financing costs, net	4,297	6,221
Prepaid expenses and other assets	6,080	6,108

TOTAL ASSETS	$1,505,973	$1,506,602

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$528,839	$507,037
Unsecured line of credit	222,000	255,000
Accounts payable, accrued expenses and other liabilities	41,742	43,917
Accrued distributions	15,960	15,670
Rents received in advance, tenant security deposits and deferred revenue	21,570	24,310

Total liabilities	830,111	845,934

MINORITY INTERESTS:
8.075% Series A Cumulative Redeemable
Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable
Preferred unitholders	34,464	34,464
9.250% Series D Cumulative Redeemable
Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	68,142	68,196

Total minority interests	220,643	220,697

STOCKHOLDERS’ EQUITY:
Common stock	280	273
Additional paid-in capital	505,284	493,116
Distributions in excess of earnings	(44,423)	(47,629)
Accumulated net other comprehensive loss	(5,922)	(5,789)

Total stockholders’ equity	455,219	439,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,505,973	$1,506,602

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
REVENUES:
Rental income	$47,025	$44,790	$135,149	$133,043
Tenant reimbursements	4,586	5,010	15,484	16,661
Other property income	18,441	208	23,312	1,667

Total revenues	70,052	50,008	173,945	151,371

EXPENSES:
Property expenses	8,289	7,442	24,610	21,857
Real estate taxes	3,956	3,842	11,453	11,302
Provision for bad debts	2,790	1,402	2,043	4,538
Ground leases	326	319	970	1,035
General and administrative expenses	4,825	2,966	12,694	9,582
Interest expense	8,869	8,900	24,143	26,827
Depreciation and amortization	14,553	14,254	41,454	44,575

Total expenses	43,608	39,125	117,367	119,716

OTHER INCOME:
Interest income	36	80	130	451

Total other income	36	80	130	451

Income from continuing operations before net gain on dispositions	26,480	10,963	56,708	32,106
Net gain on disposition of operating properties				896

Income from continuing operations before minority interests	26,480	10,963	56,708	33,002

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(3,375)	(3,375)	(10,125)	(10,125)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(3,062)	(1,034)	(6,197)	(3,199)
Recognition of previously reserved Development LLC preferred return				3,908
Minority interest in earnings of Development LLCs				(1,024)

Total minority interests	(6,437)	(4,409)	(16,322)	(10,440)

Income from continuing operations	20,043	6,554	40,386	22,562
Discontinued operations:
Revenues from discontinued operations	53	2,450	1,937	7,806
Expenses from discontinued operations	(12)	(1,384)	(1,036)	(3,953)
Net (loss) gain on disposition of discontinued operations	(48)	470	3,642	470
Minority interest in earnings of Operating Partnership attributable to discontinued operations	3	(205)	(604)	(536)

Total discontinued operations	(4)	1,331	3,939	3,787

Net Income	$20,039	$7,885	$44,325	$26,349

Weighted average shares outstanding—basic	27,584	27,623	27,387	27,449
Weighted average shares outstanding—diluted	27,801	27,839	27,593	27,733

Net Income per common share—basic	$0.73	$0.29	$1.62	$0.96

Net Income per common share—diluted	$0.72	$0.28	$1.61	$0.95

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Net income	$20,039	$7,885	$44,325	$26,349
Adjustments:
Minority interest in earnings of Operating Partnership	3,059	1,239	6,801	3,735
Depreciation and amortization	14,327	14,516	41,200	44,962
Net loss (gain) on dispositions of operating properties	48	(470)	(3,642)	(1,366)

Funds From Operations (1)	$37,473	$23,170	$88,684	$73,680

Weighted average common shares/units outstanding—basic	31,799	31,918	31,609	31,360
Weighted average common shares/units outstanding—diluted	32,015	32,134	31,816	31,644
Funds From Operations per common share/unit—basic	$1.18	$0.73	$2.81	$2.35

Funds From Operations per common share/unit—diluted	$1.17	$0.72	$2.79	$2.33

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.